EXECUTION COPY


                   SUPPLEMENTAL AGREEMENT TO DEPOSIT AGREEMENT

     SUPPLEMENTAL AGREEMENT TO DEPOSIT AGREEMENT, dated as of December 16, 2005 (this "Agreement"), to the Deposit Agreement (as defined below), by and among Reuters Group PLC, a company incorporated and existing under the laws of England and Wales, and its successors (the "Company"), Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (as defined in the Deposit Agreement).

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

     WHEREAS, the Company and JPMorgan Chase Bank, N.A. (formerly Morgan Guaranty Trust Company of New York) (the "Predecessor Depositary") entered into the Deposit Agreement, dated as of February 18, 1998 (the "Deposit Agreement"), for the purposes set forth therein;

     WHEREAS, by written notice dated November 10, 2005 addressed to the Predecessor Depositary, the Company, pursuant to Section 12 of the Deposit Agreement and paragraph 15 of the form of Receipt, has given notice of its intention to remove the Predecessor Depositary under the Deposit Agreement and appoint Deutsche Bank Trust Company Americas as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

     WHEREAS, the Company and the Predecessor Depositary have agreed that the Predecessor Depositary, in consideration of the payment of certain fees and expenses of the Predecessor Depositary, will be removed as depositary under the Deposit Agreement with effect from the Effective Date (as defined in Section
6.01 herein);

     WHEREAS, the Company and the Depositary have agreed that the Predecessor Depositary shall duly assign, transfer and deliver to the Depositary the information, records, property and cash referred to in Section 12 of the Deposit Agreement and paragraph 15 of the form of Receipt;

     WHEREAS, Deutsche Bank Trust Company Americas has accepted its appointment, with effect from the Effective Date, as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

     WHEREAS, the Company desires to provide for the deposit of Shares of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing beneficial interests in the Shares so deposited; and

     WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Deposit Agreement and form of Receipts, in accordance with Condition 16 of the form of Receipt, inter alia to reflect the removal by the Company of JPMorgan Chase Bank N.A. (formerly Morgan Guaranty Trust Company of New York), in its capacity as the predecessor depositary, and the appointment of Deutsche Bank Trust Company Americas, in its capacity as the successor depositary, in accordance with Section 12 of the Deposit Agreement and paragraph 15 of the form of Receipt.

     NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Receipts and the Deposit Agreement, effective as of the Effective Date, as follows:

                                    ARTICLE I

            CONFIRMATION OF APPOINTMENT AND ACCEPTANCE OF DEPOSITARY

     Section 1.01 The Company hereby confirms its appointment of the Depositary as successor Depositary under the Deposit Agreement.

     Section 1.02 The Depositary hereby accepts the appointment referred to above and agrees to observe and be bound by the terms of the Deposit Agreement, as amended and supplemented by


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

this Agreement, as if the Depositary had been originally appointed as Depositary under the Deposit Agreement.

                                   ARTICLE II

                                   DEFINITIONS

     Section 2.01 Definitions Generally. Unless otherwise defined in this Agreement, terms used herein and defined in the Deposit Agreement are used herein as so defined.

                                   ARTICLE III

                         AMENDMENTS TO DEPOSIT AGREEMENT

     Section 3.01 All references in the Deposit Agreement to "Morgan Guaranty Trust Company of New York" (JPMorgan Chase Bank N.A., and formerly Morgan Guaranty Trust Company of New York) are hereby replaced with references to "Deutsche Bank Trust Company Americas". All references in the Deposit Agreement to "Morgan Guaranty Trust Company of New York" or the "Depositary" shall be read and construed as references to "Deutsche Bank Trust Company Americas."

     Section 3.02 All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

     Section 3.03 The Deposit Agreement is hereby amended and supplemented by deleting the words "Deposited Securities" and replacing them with the words "Deposited Property."

     Section 3.04 The Deposit Agreement is hereby amended and supplemented by deleting the words "MORGAN GUARANTY TRUST COMPANY OF NEW YORK" from the preamble of the Deposit Agreement, and replacing them with the words "Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG."

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

     Section 3.05 The Deposit Agreement is hereby amended and supplemented by deleting the words "Morgan Guaranty Trust Company of New York" from the definition of Custodian and replacing them with the words "State Street Bank and Trust Company."

     Section 3.06 The Deposit Agreement is hereby amended and supplemented by replacing the parenthetical in the first sentence in Section 5(b) with the following:

     (net of (1) the applicable fees and charges of, and expenses incurred by, the Depositary and (2) taxes withheld)

     Section 3.07 The Deposit Agreement is hereby amended and supplemented by inserting the following sentence after the first sentence of Section 5(b):

     The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Beneficial Owners entitled thereto. Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds the number of decimal places used by the Depositary to report distribution rates. Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

     Section 3.08 The Deposit Agreement is hereby amended and supplemented by deleting the words "Morgan Guaranty Trust Company of New York" from the parenthetical in Section 8 and replacing them with the words "State Street Bank and Trust Company."

     Section 3.09 The Deposit Agreement is hereby amended and supplemented by replacing the number "30" with the number "90" in Section 8.

     Section 3.10 The Deposit Agreement is hereby amended and supplemented by deleting the words "Morgan Guaranty Trust Company of New York" in the parenthetical in Section 9(ii) and replacing them with the words "Deutsche Bank Trust Company Americas."

     Section 3.11 The Deposit Agreement is hereby amended and supplemented by deleting the words "Morgan Guaranty Trust Company of New York" in the parenthetical in Section 11 and replacing them with the words "Deutsche Bank Trust Company Americas."

     Section 3.12 The Deposit Agreement is hereby amended and supplemented by adding the following sentence to the end of the first paragraph of Section 15:

     The Depositary and the Company and any of their respective directors, officers, employees or agents shall not be liable to either party for any punitive damages except to the extent such punitive damages arise from the negligence or willful misconduct of the party from whom indemnification is sought.

     Section 3.13 The Deposit Agreement is hereby amended and supplemented by inclusion of the following address for notices to the Depositary in Section 16:

     "60 Wall Street, 27th Floor, New York, New York 10005, Attention: ADR Department, Fax: (212) 250-9100."

     Section 3.14 All references in the Deposit Agreement to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to an entry or entries or an electronic transfer or transfers, including through the DRS/Profile, as well as to the physical transfer of certificates representing the Shares.

                                   ARTICLE IV

                          AMENDMENTS TO FORM OF RECEIPT

     Section 4.01 The form of Receipt attached as Exhibit A to the Deposit Agreement (the "Form of Receipt") is amended and restated in its entirety to read as Exhibit A attached hereto, with such amendments reflecting the appointment of the Depositary.

     Section 4.02 All references in the Form of Receipt to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to any entry or entries or an electronic transfer or transfers as well as to the physical transfer of certificates representing the Shares.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01 Representations and Warranties. The Company and the Depositary mutually represent and warrant to each other and to the Holders, that this Agreement, when executed and delivered by each of the Company and the Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be duly and validly authorized, executed and delivered by the Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01 Effective Date. This Agreement is dated as of the date first set forth above and shall be effective on the date on which the U.S. Securities and Exchange Commission declares effective the Registration Statement on Form F-6 to be filed by the Depositary, on behalf of the legal entity created by the Deposit Agreement, as amended and supplemented by this Agreement in connection with its appointment as successor depositary, the removal of the Predecessor Depositary to be effective simultaneously therewith (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt, as amended and supplemented by this Agreement.

     Section 6.02 Outstanding Receipts. Receipts issued prior to the date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended and supplemented by this Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

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

     The Company hereby instructs the Depositary (i) to promptly send notice of the execution of the Deposit Agreement, as amended and supplemented by this Agreement, to all holders of American Depositary Receipts outstanding under the Deposit Agreement as of the date hereof and (ii) to promptly inform holders of American Depositary Receipts outstanding under the Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement, as amended and supplemented by this Agreement.

     Holders and Beneficial Owners of Receipts issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement, in all respects, provided, however, that any amendment to the Deposit Agreement effectuated by this Agreement that prejudices any substantial existing right of Holders or Beneficial Owners of Receipts issued under the Deposit Agreement shall not become effective as to Holders and Beneficial Owners until 30 days after notice of the amendment and supplement effectuated by this Agreement shall have been given to holders of Receipts outstanding as of the date hereof.

     Section 6.03 Undertaking of Depositary. The Depositary hereby undertakes promptly to mail notice of its appointment as Depositary under the Deposit Agreement, as amended and supplemented by this Agreement, to the Holders of Receipts outstanding as of the date hereof.

     Section 6.04 Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 15 of the Deposit Agreement, as amended, in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein provided; however, that the indemnification provision of
Section 15 of the Deposit Agreement shall not obligate the Company to indemnify the Depositary for any loss, liability or tax resulting from the Pre-Release of ADRs. Nothing herein shall obligate Deutsche Bank Trust Company Americas to indemnify or hold harmless the Company or any of its directors, employees, agents and affiliates for any liability or expense arising out of acts performed or omitted by JPMorgan Chase Bank N.A., as Predecessor Depositary, the Custodian or their respective directors, employees, agents and affiliates.

     Section 6.05 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date set forth above.

                                          REUTERS GROUP PLC, as the Company

                                          By:
                                          Name:
                                          Title:

                                          By:
                                          Name:
                                          Title:


                                          DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          as the Depositary

                                          By:
                                          Name:
                                          Title:


                                          By:
                                          Name:
                                          Title:


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
                                    EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                                DEPOSIT AGREEMENT

                              [FORM OF FACE OF ADR]

------------------                                      No. of ADSs:
Number

                                                        ------------------------
                                                        Each ADS represents
                                                        Six Shares

                                                        CUSIP: 76132M102



                           AMERICAN DEPOSITARY RECEIPT
                                   evidencing
                           AMERICAN DEPOSITARY SHARES
                                  representing
                        ORDINARY SHARES OF 25 PENCE EACH
                                       of
                                REUTERS GROUP PLC

                             (Incorporated under the
                           laws of England and Wales)


     DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation and an indirect wholly-owned subsidiary of Deutsche Bank AG, as depositary hereunder (the "Depositary"), hereby certifies that _______ is the registered owner (a "Holder") of _____________ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing Six (6) Ordinary Shares of 25 pence each (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Property"), of REUTERS GROUP PLC (the "Company"), a corporation organized under the laws of England and Wales, deposited with the Custodian (the "Custodian") under the Deposit Agreement dated as of February 18, 1998 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom, by accepting an ADR, agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Deposit Agreement are hereby incorporated by reference.

     (1) Issuance of ADRS. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or,
(c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs"), only if (1) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Property), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (A) beneficially owns such shares, (B) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (C) holds such Shares for the account of the Depositary and (D) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 15% of all ADSs (excluding those evidenced by Pre-released ADRs). The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

     (2) Withdrawal of Deposited Property. Holders of ADRs will be entitled to withdraw the Deposited Property at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any laws or governmental regulations relating to the ADRs or the withdrawal of Deposited Property upon surrender of the ADRs at the Depositary's New York office and upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, subject to the terms of the Deposit Agreement and paragraphs (4) and (5) hereof, upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Property at the time represented by the ADSs evidenced by this APR. In connection with any surrender of an ADR for withdrawal and the delivery of the Deposited Property represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Property represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Property at such other place as may have been requested by the Holder, subject to applicable laws in England and Wales. Delivery of Deposited Property may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.

     (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Property represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed reasonably expedient by it or requested by the Company.

     (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Property, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Property upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Property and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper, and (c) compliance with. such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Property may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Property is closed or when any such action is deemed advisable by the Depositary or the Company.

     (5) Taxes; Withholding. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Property represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary shall, in accordance with applicable law, use commercially reasonable efforts to assist ADR Holders in the mitigation or reduction of any withholding tax imposed with respect to any ADR. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Property until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Property, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Property (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Property is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

     Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

     (6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Property may require disclosure of or impose limits on beneficial or other ownership of Deposited Property, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

     Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or reenactment thereof, the "Companies Act") or the Articles of Association of the Company within the time period specified in such Disclosure Notice. Each Holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include, the withdrawal of the voting rights of such Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares. In addition, each Holder agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such ADRs is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any change to the particulars previously notified) notify the Company as required by the Companies Act.

     (7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Property, U.S.$5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) as may be provided pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Property (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Property on any applicable register in connection with the deposit or withdrawal of Deposited Property (which are payable by persons depositing Shares or Holders withdrawing Deposited Property; there are no such fees in respect of the Shares as, of the date of the Deposit, Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges maybe changed in the manner indicated in paragraph
(16).

     (8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Property and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Property and made generally available to the holders of Deposited Property, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. At the written request of the Company, the Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign issuers and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission").
Such reports and other information may be inspected and copied at the public reference facilities maintained by the commission located at the date of the Deposit Agreement at Judiciary Plaza; 450 Fifth Street, N.W., Washington, D.C. 20549.

     (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

     Dated:

                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as Depositary


                                       By:
                                          --------------------------------------
                                                    Authorized Officer


     The Depositary's principal executive office is located at 60 Wall Street, 27th Floor, New York, New

York 10005.


                            [FORM OF REVERSE OF ADR]

     (10) Distributions on Deposited Property. Subject to paragraphs (4) and (5) and any restrictions imposed by United Kingdom law, regulation or applicable permit, to the extent practicable, the Depositary will promptly distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Property (on which the following distributions on Deposited Property are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph
(10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its sole discretion, hold such foreign currency, uninvested and without liability for interest thereon. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Beneficial Owners entitled thereto. Holders understand that in converting foreign currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates. Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment, (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Property consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash, (c) Rights. (i) Warrants or other instruments in the good faith discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Property ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or
(iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse), (d) Other Distributions (i) Securities or property available to the Depositary resulting from any distribution on Deposited Property other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company to the extent practicable, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company to the extent practicable, distribution of such securities or property not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (10) under the Securities Act of 1933 or
(ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

     (11) Record Dates. The Depositary shall, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Property, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

     (12) Voting of Deposited Property. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Property, the Depositary, to the extent practicable, shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Property represented by the ADSs evidenced by such Holder's ADRs and
(c) the manner in which such instructions may be given. Upon receipt of instructions of a holder on such record date, in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Property to vote or cause to be voted the Deposited Property represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Property. To the extent such instructions are not so received by the Depositary from any Holder, such voting rights shall lapse. Shares or other Deposited Property represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

     Notwithstanding anything to the contrary contained herein, the Depositary shall not be obligated to exercise any voting rights on behalf of any Holder unless and until the Depositary has been provided with an opinion, which may be given at the time of entering into the Deposit Agreement, of counsel to the Company, in form and substance satisfactory to the Depositary, to the effect that (i) the voting arrangement as contemplated herein will be given effect under United Kingdom law, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with the terms of this paragraph (12) under United Kingdom law and, the Depositary will not be subject to any liability under United Kingdom law for losses arising from the exercise of the voting arrangements set forth in this paragraph (12). If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in United Kingdom law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Depositary shall thereafter have no obligation to exercise such voting rights. The Company agrees to direct its counsel to inform it of any such changes in United Kingdom law.

     (13) Changes Affecting Deposited Property. Subject to paragraphs (4) and
(5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Property, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Property from (and the Depositary is hereby authorized to surrender any Deposited Property to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Property and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Property as then constituted.

     (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Property, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations (other than those directly related to the handling of Deposited Property and Cash) to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) assume no liability except to perform its obligations directly related to the handling of Deposited Property and Cash to the extent they are specifically set forth in this ADR and the Deposit Agreement without negligence or bad faith; (d) in the case of the Depositary and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or this ADR; (e) in the case of the Company and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (f) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the company and the respective agents of each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not he responsible for any failure to carry out any instructions to vote any of the Deposited Property, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

     (15) Resignation and Removal of Depositary. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may, after consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

     (16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders in any respect, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Property represented thereby, except in order to comply with mandatory provisions of applicable law.

     (17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Property and deliver Deposited Property being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Property and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not therefore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

         (18) Restrictions upon Ownership. So long as the Articles of Associations of the Company (i) limit the number of Shares in which any holder of Shares may be interested, or (ii) authorize the Company to take certain actions (including disenfranchisement and withholding of dividends) in respect of Shares held by a person who does not respond properly to a notice from the Company requiring details of his interest in those Shares, notwithstanding any contrary provision of the Deposit Agreement, each Holder agrees that such limitations shall be applicable to and enforceable by the Company against such Holder and such Holder's ADRs as if they were, to the extent practicable, the Shares represented thereby and the Depositary agrees to use its reasonable efforts to comply with any written instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to apply and enforce such limitations (including disenfranchisement and disposal) against specified Holders (other than The Depository Trust Company ("DTC") or its nominees), provided that the Company shall indemnify the Depositary and hold it harmless from any expense or liability incurred in complying with such instructions. The Depositary shall not be required to take any actions with respect to DTC or its nominees other than the providing of notice and the forwarding of information and requests thereto.